Exhibit 10.64

AIRTRAN HOLDINGS, INC.

WARRANTS TO PURCHASE
SHARES OF COMMON STOCK

REGISTRATION RIGHTS AGREEMENT

October 31, 2008

Bank of Utah, as trustee
200 East South Temple
Suite 210
Salt Lake City, Utah   84111
Attention:  Corporate Trust Department

Ladies and Gentlemen:

Pursuant to (i) an Amended and Restated Revolving Line of Credit and Reimbursement Agreement (the “Credit Agreement”) dated October 31, 2008 by and among AirTran Airways, Inc. (“Airways”), AirTran Holdings, Inc. (the “Issuer”) and Bank of Utah, not in its individual capacity but as trustee (the “Trustee”) under that certain Trust Agreement dated October 30, 2008, the Issuer is issuing to the Trustee in such trust capacity as the initial holder (the “Initial Holder”), 4,700,886 warrants (the “Warrants”) to purchase an aggregate of Four Million Seven Hundred Thousand Eight Hundred Eighty-Six (4,700,886) shares of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”).  As an inducement to the Initial Holder to enter into the Credit Agreement, the Issuer agrees with the Initial Holder, for the equal and ratable benefit of the Holders of the Warrants as follows:

1. Definitions

Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Warrant Agreement.  As used in this Agreement, the following terms shall have the following meanings:

Agreement: This Registration Rights Agreement, dated as of the Closing Date, among the Issuer and the Initial Holder.

Business Day: A day that is not a Saturday, a Sunday or a day on which banking institutions in the City of New York are authorized or required by law or executive order to be closed.

Closing Date: October 31, 2008.

Common Stock: See the first introductory paragraph to this Agreement.

Credit Agreement: See the first introductory paragraph to this Agreement.

Day: Unless otherwise expressly provided, a calendar day.

Effectiveness Date: The 240th day after the Closing Date.

Effectiveness Period: See Section 2(a).

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

Exercise Date: The date on which the Warrants are first exercisable.

Filing Date: The 180th day after the Closing Date.

Holder: A registered holder of Registrable Securities.

Indemnified Party: See Section 4(c).

Indemnifying Party: See Section 4(c).

Initial Holder: See the first introductory paragraph to this Agreement.

Issuer: See the first introductory paragraph to this Agreement.

NASD: National Association of Securities Dealers, Inc.

Person: An individual, trustee, corporation, partnership, limited liability company, joint stock company, trust, unincorporated association, union, business association, firm, government or agency or political subdivision thereof, or other legal entity.

Piggy-Back Registration: See Section 2(b).

Prospectus: The prospectus included in any Registration Statement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as such prospectus may be amended or supplemented, including, without limitation, as such prospectus may be amended pursuant to Rule 424(b) promulgated under the Securities Act.

Registrable Securities: Any of (i) the Warrant Shares (whether or not the related Warrants have been exercised), or (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) such securities shall have been disposed of by the holder thereof pursuant to a Registration Statement that has been declared effective under the Securities Act, (ii) such securities are eligible for sale to the public by non-affiliates of the Issuer pursuant to Rule 144 by the holder thereof without being subject to volume limitations, or (iii) such securities shall have otherwise been transferred by the holder thereof in compliance with the Securities Act and any applicable state securities laws and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer or its transfer agent or direct registration or other book entry registration of such securities without reference to any restriction restricting further transfer shall have been effected by the Issuer or its transfer agent.  For the avoidance of doubt, if at any time after the Warrants comply with clause (ii) above, if at such time there are no outstanding Warrant Shares which were exercised other than by the cashless exercise feature of such Warrants, then the parties agree that the provisions of clause (ii) shall be satisfied if such Warrant Shares issuable upon the future exercise of such Warrants pursuant to such cashless exercise provision would then otherwise meet the requirements for sale by non-affiliates pursuant to Rule 144 without volume limits.

Registrable Shares: Any of (i) the Warrant Shares (whether or not the related Warrants have been exercised), and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.  As to any particular Registrable Shares, such securities shall cease to be Registrable Shares when (i) such securities shall have been disposed of by the holder thereof pursuant to a Registration Statement that has been declared effective under the Securities Act, (ii) such securities are eligible for sale to the public by non-affiliates of the Issuer pursuant to Rule 144 by the holder thereof without being subject to volume limitations, or (iii) such securities shall have otherwise been transferred by the holder thereof in compliance with the Securities Act and any applicable state securities laws and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Issuer or its transfer agent or direct registration or other book entry registration of such securities without reference to any restriction restricting further transfer shall have been effected by the Issuer or its transfer agent.

Registration Expenses: See Section 3.

Registration Statement: Any registration statement filed under the Securities Act covering the Registrable Securities.

Rule 144: Rule 144 promulgated under the Securities Act, as such rule may be amended from time to time.

Rule 415: Rule 415 promulgated under the Securities Act, as such rule may be amended from time to time.

SEC: The United States Securities and Exchange Commission.

Securities: The Warrants and the Warrant Shares.

Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

Selling Holder: A Holder of Registrable Securities who is selling Registrable Securities in accordance with Section 2 hereof.

Underwritten Registration or Underwritten Offering: A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

Warrant Agreement: The Warrant Agreement, dated as of the Closing Date, between the Issuer and Bank of Utah, as Trustee.

Warrant Shares: The shares of Common Stock issuable upon exercise of the Warrants.

Warrants: See the first introductory paragraph to this Agreement.

2. Registration of Registrable Securities

(a) Shelf Registration of Registrable Securities.

(i) The Issuer shall (x) prepare and file with the SEC promptly after the date hereof, but in no event later than the Filing Date, a “shelf” Registration Statement pursuant to Rule 415 (the “Shelf Registration Statement”) covering resales of the Registrable Securities (the “Registration”), (y) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in no event later than the Effectiveness Date and (z) use its best efforts to keep the Shelf Registration Statement effective until October 31, 2013 or such shorter period that will terminate when (I) all of the Registrable Securities have been sold pursuant to a Registration Statement or (II) all the outstanding Securities cease to be Registrable Securities (the “Effectiveness Period”).  Notwithstanding an early termination pursuant to Section 2(a)(i)(z)(II), the Issuer’s registration obligations under this Section 2(a)(i) shall be immediately reinstated if at any time during the term of this Agreement Warrants or Warrant Shares once again become Registrable Securities, because they are no longer eligible for sale to the public by non-affilates of the Issuer pursuant to Rule 144 by the holder thereof without being subject to volume limitations, provided that in the case of any reinstated registration obligation Issuer shall have 30 days to file and have declared effective any such Registration Statement, before the failure to file and maintain a Registration Statement shall be a Registration Default.  The Issuer shall provide to each Holder of Registrable Securities copies of the Prospectus that is a part of the Shelf Registration Statement, notify each such Holder of Registrable Securities when the Shelf Registration Statement has become effective and take such other actions as are required to permit unrestricted resales of the Registrable Securities.  The Issuer shall require a Selling Holder that sells Registrable Securities pursuant to the Shelf Registration Statement to be named as a Selling Holder in the related prospectus and to deliver a prospectus to purchasers, and any such Selling Holder shall be bound by the provisions of this Agreement that are applicable to such Selling Holder (including certain indemnification rights and obligations).  Each Selling Holder shall deliver information to be used in connection with the Shelf Registration Statement within the time period set forth in this Agreement in order to have its Registrable Securities included in the Shelf Registration Statement.

(ii) If the Registration, or any Subsequent Registration (as defined below) ceases to be effective for any time during the Effectiveness Period, the Issuer shall use its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 30 days of such cessation of effectiveness amend such Registration Statement if and to the extent such amendment can be reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or the Issuer shall use its best efforts to file an additional “shelf” Registration Statement (a “Subsequent Registration Statement”) pursuant to Rule 415 covering all of the Registrable Securities (a “Subsequent Registration”) on or prior to 90 days after such cessation of effectiveness and to cause the Subsequent Registration Statement to be declared effective on or prior to 180 days after such cessation of effectiveness.  Upon a Subsequent Registration Statement being declared effective, the Issuer shall use its best efforts to keep such Subsequent Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Registration Statement, and any Subsequent Registration, was previously effective.

(b) Piggy-Back Registration of Registrable Warrant Shares.

(i) If at any time after the Closing Date and prior to the Filing Date the Issuer proposes to file a registration statement under the Securities Act with respect to an offering by the Issuer for its own account or for the account of any holders of its Common Stock (other than (x) a registration statement on Form S-4 or Form S-8 (or any substitute form that may be adopted by the SEC) or (y) a registration statement filed in connection with an exchange offer or offering of securities solely to the Issuer's existing security holders), then the Issuer shall give written notice of such proposed filing to the Holders of Registrable Shares as soon as practicable (but in no event fewer than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Shares as each Holder of Registrable Shares may request in writing within 20 days after receipt of such written notice from the Issuer (which request shall specify the Registrable Shares intended to be disposed of by such Selling Holder and the intended method of distribution thereof) (a “Piggy-Back Registration”).  The Issuer shall use its reasonable best efforts to keep such Piggy-Back Registration continuously effective under the Securities Act until at least the earlier of (x) the end of the Effectiveness Period or (y) the consummation of the distribution by the Selling Holders of all of the Registrable Shares covered thereby.  The Issuer shall use its reasonable efforts to cause the managing underwriter or underwriters, if any, of such proposed offering to permit the Registrable Shares requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Issuer or any other security holder included therein and to permit the sale or other disposition of such Registrable Shares in accordance with the intended method of distribution thereof.

(ii) Priority in Piggy-Back Registration.  In a registration pursuant to this Section 2(b) involving an underwritten offering, if the managing underwriter or underwriters of such underwritten offering have informed, in writing, the Issuer and the Selling Holders requesting inclusion in such offering that in such underwriter's or underwriters’ opinion the total number of securities which the Issuer, the Selling Holders and any other Persons desiring to participate in such registration intend to include in such offering is such as to adversely affect the success of such offering, including the price at which such securities can be sold, then the Issuer will be required to include in such registration only the amount of securities which it is so advised should be included in such registration.  In such event: (x) in cases initially involving the registration for sale of securities for the Issuer’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities which the Issuer proposes to register, (ii) second, provided that no securities proposed to be registered by the Issuer have been excluded from such registration, the securities that have been requested to be included in such registration by the Selling Holders, and (iii) third, provided that no securities sought to be included by the Selling Holders have been excluded from such registration, the securities of other Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought to be registered by such Persons); and (y) in cases not initially involving the registration for sale of securities for the Issuer’s own account, securities shall be registered in such offering in the following order of priority: (i) first, the securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Issuer is the basis for the registration, (ii) second, provided that no securities of any Person whose exercise of a “demand” registration right pursuant to a contractual commitment of the Issuer is the basis for such registration have been excluded from such registration, the securities requested to be included in such registration by the Selling Holders pursuant to this Agreement, (iii) third, provided that no securities sought to be included by the Selling Holders or such Persons have been excluded from such registration, securities of other Persons entitled to exercise “piggy-back” registration rights pursuant to contractual commitments of the Issuer (pro rata based on the amount of securities sought be registered by such Persons) and (iv) fourth, provided that no securities sought to be included by other Persons entitled to exercise “piggy-back” registration rights pursuant to such contractual commitments have been excluded from such registration, any securities which the Issuer proposes to register.

(iii) Suspension of Sales, etc.  During any consecutive 365-day period, the Issuer shall be entitled to suspend the availability of the Piggy-Back Registration for up to two 45 consecutive-day periods (except during the 45 consecutive-day period immediately prior to the Filing Date) if the Board of Directors of the Issuer determines in good faith that the effectiveness of, or sales pursuant to, such Piggy-Back Registration would materially impede, delay or interfere with any significant financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving the Issuer or any of its affiliates.  If the Issuer shall so postpone the effectiveness of, or suspend the rights of any Selling Holders to make sales pursuant to, a Piggy-Back Registration, it shall, as promptly as possible, notify any Selling Holders of such determination, and the Selling Holders shall (y) have the right, in the case of a postponement of the effectiveness of a Piggy-Back Registration, upon the affirmative vote of Selling Holders of not less than a majority of the Registrable Warrant Shares to be included in such Piggy-Back Registration, to withdraw the request for registration by giving written notice to the Issuer within 20 days after receipt of such notice or (z) in the case of a suspension of the right to make sales, receive an extension of the registration period referred to in Section 2(a) hereof equal to the number of days of the suspension.

(iv) Any Selling Holder shall have the right to withdraw its request for inclusion of its Registrable Shares in any Piggy-Back Registration pursuant to this Section 2(b) by giving written notice to the Issuer of its request to withdraw at any time prior to the filing of such Piggy-Back Registration with the SEC.  The Issuer will pay all Registration Expenses in connection with each registration of Registrable Shares requested pursuant to this Section 2(b), and each Holder of Registrable Shares shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of the Registrable Shares of such Holder of Registrable Shares pursuant to a Piggy-Back Registration effected pursuant to this Section 2(b).

(v) Exclusion of Registrable Shares.  The Issuer shall not be required by this Section 2(b) to include Registrable Shares in a Piggy-Back Registration if (i) in the written opinion of outside counsel to the Issuer, addressed to the holders of Registrable Shares and delivered to them, the Holders of such Registrable Shares seeking registration would be free to sell all such Registrable Shares within the current calendar quarter, without registration, under Rule 144, which opinion may be based in part upon the representation by the Holders of such Registrable Shares seeking registration, which representation shall not be unreasonably withheld, conditioned or delayed that each such Holder is not an affiliate of the Issuer within the meaning of the Securities Act, and (ii) all requirements under the Securities Act for effecting such sales are satisfied at such time.

(vi) No Special Audit.  The Issuer shall not be obligated to cause any special audit to be undertaken in connection with any Piggy-Back Registration unless (x) such special audit is requested by the underwriters with respect to such Piggy-Back Registration or (y), if such Piggy-Back Registration does not involve an underwritten offering, such special audit is requested by the Selling Holders of not less than a majority of the Registrable Shares.

(c) Obligations of Selling Holders.  The Issuer’s obligations under this Section 2 shall be subject to the obligations of the Selling Holders, which the Selling Holders hereby acknowledge, to furnish all information and materials and to take any and all actions as may be required under applicable requirements of the SEC and to obtain an acceleration of the effective date of a Registration Statement.

3. Registration Expenses.  Except as set forth in Section 2(b)(iv), all fees and expenses incident to the performance of or compliance with this Agreement (the “Registration Expenses”) shall be borne by the Issuer, whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration and filing fees, including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with any underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws, (ii) printing expenses, including, without limitation, expenses of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter or underwriters, if any, (iii) messenger, telephone and delivery expenses incurred in connection with the performance of its obligations hereunder, (iv) fees and disbursements of counsel for the Issuer, (v) rating agency fees, (vi) Securities Act liability insurance, if the Issuer desires such insurance, (vii) fees and expenses of all other Persons retained by the Issuers, (viii) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties), (ix) the expense of any annual audit, (x) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xi) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement; provided, however, that in the case of any underwritten offering, in no event shall the Issuer be responsible for any underwriting discounts and commissions of any Selling Holder.

4. Indemnification

(a) Indemnification by the Issuer.  The Issuer shall without limitation as to time, indemnify and hold harmless each Holder of Registrable Securities, each Person, if any, who controls each such Holder (within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act) and the officers, directors and partners of each such Holder and controlling person, to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable costs of preparation and reasonable attorneys’ fees and disbursements as provided in this Section 4) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto, or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such Losses are solely based upon information relating to such Holder and furnished in writing to the Issuer by such Holder or its counsel expressly for use therein.  The Issuer shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees and each Person who controls such Persons (within the meaning of Section 5 of the Securities Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

(b) Indemnification by Holders.  In connection with any Registration Statement, Prospectus, any issuer free writing prospectus, any amendment or supplement thereto, or any preliminary prospectus in which a Holder is participating, such Holder shall furnish to the Issuer in writing such information as the Issuer reasonably requests for use in connection with any Registration Statement, Prospectus, any amendment or supplement thereto, or any preliminary prospectus and shall, without limitation as to time, indemnify and hold harmless the Issuer, its directors and each Person, if any, who controls the Issuer (within the meaning of Section 15 of the Securities Act and Section 20(a) of the Exchange Act), and the directors, officers, employees, agents, and partners of such controlling persons, to the fullest extent lawful, from and against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, any issuer free writing prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading to the extent (but only to the extent) that such Losses are finally judicially determined by a court of competent jurisdiction (which determination is not subject to appeal) to have resulted solely from an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact contained in or omitted from any information so furnished in writing by such Holder to the Issuer expressly for use therein.  Notwithstanding the foregoing, in no event shall the liability of any selling Holder be greater in amount than the dollar amount of the proceeds (net of payment of all expenses) received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings.  If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the party or parties from which such indemnity is sought (an “Indemnifying Party”) in writing; provided, that the failure to so notify the Indemnifying Parties shall not relieve the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that the Indemnifying Parties have been prejudiced materially by such failure.

The Indemnifying Party shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at its expense, the defense of any such Proceeding, provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party or any of its affiliates or controlling persons, and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the Indemnifying Party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Party; it being understood, however, that, the Indemnifying Party shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses or more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

No Indemnifying Party shall be liable for any settlement of any such Proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such Proceeding, each Indemnifying Party jointly and severally agrees, subject to the exceptions and limitations set forth above, to indemnify and hold harmless each Indemnified Party from and against any and all Losses by reason of such settlement or judgment.  The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all liability in respect of such Proceeding for which such Indemnified Party would be entitled to indemnification hereunder (whether or not any Indemnified Party is a party thereto).

(d) Contribution.  If the indemnification provided for in this Section 4 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 4 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 4), then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall have a joint and several obligation to contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of such Indemnifying Party, on the one hand, and Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.  The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in Section 4(a) or 4(b) was available to such party.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph.  Notwithstanding the provisions of this Section 4(d), a Selling Holder shall not be required to contribute, in the aggregate, any amount in excess of such Holder’s Maximum Contribution Amount.  A selling Holder’s “Maximum Contribution Amount” shall equal the excess of (i) the aggregate net proceeds received by such Holder pursuant to the sale of such Registrable Securities over (ii) the aggregate amount of damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

5. Liquidated Damages

(a) The Issuer acknowledges and agrees that the Holders of Registrable Securities will suffer damages, and that it would not be feasible to ascertain the extent of such damages with precision, if the Issuer fails to fulfill its obligation hereunder.  Accordingly, in the event of such failure, the Issuer agrees to pay liquidated damages to each Holder of Registrable Securities under the circumstances and to the extent set forth below:

(i) if the Issuer fails to file any required Registration Statement on or prior to the Filing Date; or

(ii) if any required Registration Statement is not declared effective by the SEC on or prior to the Effectiveness Date;

(iii) if a Registration Statement is filed and declared effective by the SEC but thereafter ceases to be effective or usable in connection with the resale of the Registrable Securities without being (x) amended by an amendment which is both filed and declared effective within 30 days of such cessation or unusability or (y) succeeded by a Subsequent Registration Statement which is both filed and declared effective within such 30 day period.

(each of the foregoing a “Registration Default”).

Upon occurrence of any Registration Default, the Issuer shall pay, or cause to be paid to each Holder of Registrable Securities $0.033 per Warrant Share for each 90-day period (or portion thereof) after the occurrence of a Registration Default as liquidated damages, and not as a penalty, for each Registrable Security owned by such Holder.

(b) Notwithstanding Section 5(a) of this Agreement, the Issuer shall not be required to pay Liquidated Damages to a Holder of Registrable Securities with respect to the Registrable Securities held by such Holder (i) to the extent such Registrable Securities are comprised of any securities (other than Common Stock) issued or issuable with respect to any Warrant Shares by way of stock dividends or stock splits or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise or (ii) if the Registration Default arises by reason of the failure of such Holder to provide information that (x) the Issuer may reasonably request, with reasonable prior notice, for use in the Registration Statement or any prospectus included therein to the extent the Issuer reasonably determines that such information is required to be included therein by applicable law or (y) the SEC may request in connection with such Registration Statement (but only to the extent that such compliance is necessary for the Registration Statement to be declared effective).

6. Miscellaneous

(a) No Inconsistent Agreements.  The Issuer has not entered, as of the date hereof, and the Issuer shall not enter, after the date of this Agreement, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  Except as set forth on Schedule 6(a) attached hereto, the Issuer has not entered into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.  The Issuer will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights that are senior to the rights granted to the Holders under this Agreement with respect to a Registration Statement.

(b) Adjustments Affecting Registrable Securities.  The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities that would adversely affect the ability of the Holders to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(c) Amendments and Waivers.  The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, otherwise than with the prior written consent of, in circumstances that would adversely affect all Holders, the Holders of a majority of the Registrable Securities (treating as outstanding for this purpose Warrant Shares issuable on exercise of unexercised Warrants); provided, however, that Section 4 and this Section 6(c) may not be amended, modified or supplemented without the prior written consent of each Holder of Registrable Securities and further provided that in calculating whether the consent of “the Holders of a majority of Registrable Securities” has been obtained, Registrable Securities which have been disposed of pursuant to any Registration Statement shall be included in the calculation of outstanding Registrable Securities to the extent such that the rights of the Holders of such disposed Registrable Securities under Section 4 or this Section 6(c) would be adversely affected by any proposed amendment to Section 4 or this Section 6(c) and such former Holder shall have the right to provide or withhold their consents as if such former Holders were still Holders.

(d) Notices.  All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier or electronic mail as set forth in Schedule A.

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five Business Days after being deposited in the United States mail, postage prepaid, if mailed, one Business Day after being timely delivered to a next-day air courier guaranteeing overnight delivery, and when receipt is acknowledged by the addressee, if telecopied or sent by electronic mail.

Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Warrant Agreement at the address specified in the Warrant Agreement.

(e) Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, including, without limitation and without the need for an express assignment, subsequent holders of Registrable Securities.

(f) Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in one or more counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g) Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(h) Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW THEREOF.  THE ISSUER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  THE ISSUER IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY TO DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  THE ISSUER IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY HOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION.

(i) Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(j) Securities Held by the Issuer or Its Affiliates.  Whenever the consent or approval of holders of a specified percentage of Holders is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.  The parties hereby acknowledge and agree that neither the Initial Purchaser nor any of its affiliates is an affiliate of the Issuer.

(k) Third Party Beneficiaries.  Holders of Registrable Securities are intended third party beneficiaries of this Agreement, and this Agreement may be enforced by such Persons.

(l) Tax Treatment.  The Issuer agrees that it will not treat the Warrants as having been issued in connection with the performance of services within the meaning of Section 83 of the Internal Revenue Code.

(m) Entire Agreement.  This Agreement, together with the Credit Agreement and, the Warrant Agreement is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understanding, correspondence, conversations and memoranda between the Initial Holder on the one hand and the Issuer on the other, or between or among any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

[Signatures on Following Pages]

                AIRTRAN HOLDINGS, INC.

                By:

             Name: Richard P. Magurno
             Title: SVP

ACCEPTED AND AGREED TO:

BANK OF UTAH not in its individual
capacity but as trustee under that certain
Trust Agreement dated October 30, 2008

By:

Name:
Title:

SCHEDULE A

(i) If to a Holder, at the most current address of such Holder set forth on the records of the Registrar of the Warrants or Convertible Notes, as the case may be, with a copy in like manner;

(ii) if to the Initial Holder, as follows:

Bank of Utah, as trustee
200 East South Temple
Suite 210
Salt Lake City, Utah   84111
Attention:  Brett R. King
Facsimile No.:  (801) 746-3519

with a copy to:

Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois   60601-9703
Attention:  Michael P. O’Brien, Esq.
Facsimile No.:  (312) 558-5700

(iii) if to the Issuer, as follows:

AirTran Holdings, Inc.
9955 AirTran Boulevard
Orlando, Florida   32827
Attention:  Treasurer

with a copy to:

Smith, Gambrell & Russell, LLP
1230 Peachtree Street
Promenade II, Suite 3100
Atlanta, Georgia   30309-3592
Attention:Howard E. Turner, Esq. or
M. Timothy Elder, Esq.